Exhibit 24.1

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE, LAUREN S. TASHMA and SHERRY R. HAYWOOD, and each of them severally, his or her true and lawful attorney-in-fact with full power of substitution for him or her and in his or her name, place and stead in any and all capacities to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact, and each of them, may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing, and with all exhibits thereto, and other documents in connection therewith, under the Securities Act of 1933, as amended, of (a) the Registration Statement on Form S-8 of the Fortune Brands, Inc. 2007 Long-Term Incentive Plan and (b) all amendments (including post-effective amendments) thereto, or any new or revised prospectuses or supplements relating thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments post-effective amendments, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norman H. Wesley	Chairman of the Board and	July 31, 2007
Norman H. Wesley	Chief Executive Officer (principal executive officer)

/s/ Craig P. Omtvedt	Senior Vice President and	July 31, 2007
Craig P. Omtvedt	Chief Financial Officer (principal financial officer)

/s/ Edward A. Wiertel	Vice President and Corporate	July 31, 2007
Edward A. Wiertel	Controller (principal accounting officer)

/s/ Patricia O. Ewers	Director	July 31, 2007
Patricia O. Ewers

/s/ Richard A. Goldstein	Director	July 31, 2007
Richard A. Goldstein

/s/ Pierre E. Leroy	Director	July 31, 2007
Pierre E. Leroy

/s/ A.D. David Mackay	Director	July 31, 2007
A. D. David Mackay

/s/ Eugene A. Renna	Director	July 31, 2007
Eugene A. Renna

/s/ Anne M. Tatlock	Director	July 31, 2007
Anne M. Tatlock

/s/ David M. Thomas	Director	July 31, 2007
David M. Thomas

/s/ Peter M. Wilson	Director	July 31, 2007
Peter M. Wilson

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